SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549


                                  FORM 8-K

                               CURRENT REPORT


   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  October 19, 1998


                          VULCAN MATERIALS COMPANY
           (Exact name of registrant as specified in its charter)


                                 New Jersey
               (State or other jurisdiction of incorporation)

                 1-4033                            63-0366371
       (Commission File Number)      (I.R.S. Employer Identification Number)

                  One Metroplex Drive, Birmingham, Alabama
                  (Address of principal executive offices)

      Registrant's telephone number, including area code (205) 877-3000


Item 5.  Other Events

         On October 19, 1998, Vulcan Materials Company issued the following press release:


                 VULCAN MATERIALS COMPANY ADOPTS SHAREHOLDER
               RIGHTS PLAN AND DECLARES DIVIDEND DISTRIBUTION
                     OF PREFERENCE SHARE PURCHASE RIGHTS


    Birmingham, Alabama, October 19, 1998 - Vulcan Materials Company announced that the Board of Directors has adopted a shareholder rights plan and declared a dividend distribution of one preference share purchase right on each outstanding share of Vulcan Materials Company common stock.

    Donald M. James, Chairman and Chief Executive Officer of Vulcan Materials Company, stated: "Earlier today, the Company announced record earnings for the third quarter and indicated that it expects 1998 to be its fourth consecutive year of record earnings. The adoption of the shareholder rights plan grew out of a recent review of the Company's governance structure by the Board, and was not adopted in response to performance issues or any takeover threat. Many companies have such plans. Over 2,000 companies, including over 55% of the S & P 500 companies, have issued rights to protect their shareholders against abusive acquisition tactics.

    "Several recent studies have demonstrated that companies with rights plans have received higher takeover premiums than companies without rights plans. The rights are designed to assure that all of the Company's shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against abusive tactics to gain control of the Company without paying all shareholders a premium for that control."

    The rights are intended to enable the shareholders of the Company to realize the long-term value of their investment in the Company. The rights will be exercisable only if a person or group acquires 15% or more of the Company's common stock or announces a tender offer, the consummation of which would result in ownership by a person or group of 15% or more of the common stock. Prior to the acquisition by a person or group of beneficial ownership of 15% or more of the Company's common stock, the rights are redeemable for one cent per right at the option of the Board of Directors.

    The dividend distribution will be made on October 30, 1998, payable to shareholders of record on that date, and is not taxable to shareholders. The rights will expire on December 31, 2008.

    Vulcan is a producer of industrial materials with significant positions in two industries. It is the nation's foremost producer of construction aggregates and a leading chemicals manufacturer, supplying chloralkali and other industrial chemicals principally to the chemical, pulp and paper, water management, food processing and textile industries.

                                   - END -


                                 SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  VULCAN MATERIALS COMPANY


                                  /s/ William F. Denson, III
                                  William F. Denson, III
                                  Senior Vice President, Law and Secretary

Date:   October 19, 1998